Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 EARNINGS

Revenue Growth of 41 Percent Year-over-Year;

Revenue Growth of 21 Percent Year-over-Year Excluding SpectraLink;

Record Operating Cash Flow of $55.8 Million

PLEASANTON, Calif. – Jan. 23, 2008 – Polycom, Inc. (NASDAQ: PLCM), the world’s leading provider of unified collaborative communications solutions, today reported its earnings for the fourth quarter and fiscal year ended Dec. 31, 2007.

Fourth quarter 2007 consolidated net revenues were $263.3 million, compared to $186.5 million for the fourth quarter of 2006. SpectraLink contributed $37.2 million to net revenues for the fourth quarter of 2007. As previously reported, Polycom’s acquisition of SpectraLink was completed on March 26, 2007. Non-GAAP net income in the fourth quarter of 2007 was $38.5 million, or 42 cents per diluted share. This compares to Non-GAAP net income of $32.0 million, or 35 cents per diluted share, for the fourth quarter of 2006. GAAP net income for the fourth quarter of 2007 was $22.8 million, or 25 cents per diluted share, compared to $25.8 million, or 28 cents per diluted share, for the same period last year.

For the year ended Dec. 31, 2007, net revenues were $929.9 million, compared to $682.4 million for the year ended Dec. 31, 2006. SpectraLink contributed $113.5 million to net revenues for the year ended Dec. 31, 2007. Non-GAAP net income for the year ended Dec. 31, 2007 was $128.9 million, or $1.37 per diluted share, compared to $98.1 million, or $1.09 per diluted share, for the comparable period of 2006. GAAP net income for the year ended Dec. 31, 2007 was $62.9 million, or 67 cents per diluted share, compared to GAAP net income of $71.9 million, or 80 cents per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables entitled “GAAP to Non-GAAP Reconciliation” in this release.

On a product line basis, consolidated net revenues for the fourth quarter of 2007 were comprised of:

•	63 percent video solutions, or $164.9 million (49 percent video communications, or $129.2 million, and 14 percent network systems, or $35.7 million); and

•	37 percent voice communications, or $98.4 million.

This compares to the fourth quarter of 2006, in which consolidated net revenues were comprised of:

•	72 percent video solutions, or $134.1 million (55 percent video communications, or $103.0 million, and 17 percent network systems, or $31.1 million); and

•	28 percent voice communications, or $52.4 million.

“Unprecedented demand for Polycom’s IP-based collaboration solution drove us to well over the $1 billion revenue run-rate for the first time in Q4,” said Robert Hagerty, chairman and CEO. “Video collaboration has clearly emerged as a top priority due to its immediate cost savings benefits and rapid return on investment. At the same time, Polycom’s HD quality, telepresence, and ‘plug and play’ IP connectivity are delivering an amazing customer experience. Polycom’s leading HD video and voice over IP solutions are enabling this growth for our company worldwide.”

Hagerty continued, “Our strategic partnerships with Avaya, Nortel, Cisco, and others are adding fuel to our business opportunities. In fact, revenues from our new VoIP relationship with Microsoft that we launched in October and our recent voice launch with 3COM provide yet another engine for revenue growth in 2008. These meaningful partnerships, coupled with strong execution from our sales and service teams, are driving increased traction and expansion on a global basis.”

“2008 promises to be an exciting year for Polycom. Our HD video, voice, and content collaboration solutions solve real business problems across a broad range of industries. Adopting our solution yields fast returns and increases a customer’s agility and cohesiveness—and facilitates ‘greener’ corporate policies—yet another critical driver in many geographies. The employees and partners of Polycom are ready to fulfill the growing demand of this market.”

“We delivered strong operating results in the fourth quarter, including record revenues of $263.3 million and $55.8 million in operating cash flow,” said Michael Kourey, senior vice president, finance and administration, and CFO. “In concert with these operating results, backlog and deferred revenues also grew to record levels. During the fourth quarter, we purchased $50 million in Polycom stock, exiting the quarter with a remaining $140 million authorization under the current share repurchase program.”

About Polycom

Polycom, Inc. is the worldwide leader in unified collaborative communications (UCC) that maximize the efficiency and productivity of people and organizations by integrating the broadest array of high definition video, wired and wireless voice, and content solutions to deliver the ultimate collaborative experience. Polycom’s high quality, standards-based conferencing and collaboration solutions are easy to deploy and manage, as well as intuitive to use. Supported by an open architecture, they integrate seamlessly with leading telephony, workplace wireless telephony, and presence-based networks. With its market-driving technologies, best-in-class products, alliance partnerships, and world-class service, Polycom is the smart choice for organizations seeking proven solutions and a competitive advantage from on-demand communications and collaboration. For additional information, call 800-POLYCOM or visit the Polycom web site at www.polycom.com.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the anticipated contributions of Polycom’s HD video and voice over IP solutions to Polycom’s future growth, the impact that our strategic and other partnerships, including our new VoIP relationship with Microsoft and the other partnerships highlighted in this release, and our recent voice launch with 3COM, will have on Polycom’s future revenues, the anticipated growing market demand for collaboration solutions in 2008 and Polycom’s ability to address such demand through its product offerings and solutions, and the ability of our sales and services teams to execute effectively in future periods. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, the effectiveness of our SpectraLink integration efforts, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel, the impact of global conflicts such as those in the Middle East, and risks associated with general economic conditions, including current negative macroeconomic indicators that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2007, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since Jan. 14, 2008, Polycom will hold a conference call today, Jan. 23, 2008, at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.935.5014; and for callers outside of the US and Canada, by calling 212.231.2900, with the pass code being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21370996. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Financial Summaries – Financial Results Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed, and will be delivered on a when and if available basis.

Polycom, the Polycom logo, SpectraLink, and the SpectraLink logo are registered trademarks of Polycom in the U.S. and various countries. ©2008, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
Product revenues	$228,129	$164,784	$806,482	$600,703
Service revenues	35,162	21,725	123,426	81,682

Total revenues	263,291	186,509	929,908	682,385

Cost of revenues:
Cost of product revenues	88,348	59,837	306,139	216,932
Cost of service revenues	16,289	10,973	58,239	41,380

Total cost of revenues	104,637	70,810	364,378	258,312

Gross profit	158,654	115,699	565,530	424,073

Operating expenses:
Sales and marketing	64,572	43,188	229,845	163,060
Research and development	32,624	27,585	126,529	107,020
General and administrative	13,344	10,287	50,516	39,409

Total operating expenses	110,540	81,060	406,890	309,489

Operating income	48,114	34,639	158,640	114,584
Interest income, net	3,859	7,022	18,646	21,164
Other income (expense), net	(389)	139	(738)	540

Income before provision for income taxes	51,584	41,800	176,548	136,288
Provision for income taxes	13,044	9,815	47,668	38,161

Non-GAAP net income	$38,540	$31,985	$128,880	$98,127

Basic net income per share	$0.43	$0.36	$1.42	$1.11

Diluted net income per share	$0.42	$0.35	$1.37	$1.09

Weighted average shares outstanding for basic net income per share	89,839	89,397	90,878	88,419

Weighted average shares outstanding for diluted net income per share	92,521	91,880	94,391	90,373

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
Product revenues	$228,129	$164,784	$806,482	$600,703
Service revenues	35,162	21,725	123,426	81,682

Total revenues	263,291	186,509	929,908	682,385

Cost of revenues:
Cost of product revenues	92,614	60,211	322,988	218,810
Cost of service revenues	17,216	11,394	61,599	43,114

Total cost of revenues	109,830	71,605	384,587	261,924

Gross profit	153,461	114,904	545,321	420,461

Operating expenses:
Sales and marketing	68,073	44,980	242,510	169,828
Research and development	36,072	29,357	139,011	114,331
General and administrative	16,113	11,717	60,994	45,410
Acquisition-related costs	1,118	24	4,258	161
Purchased in-process research and development	—	—	9,400	—
Amortization and impairment of purchased intangibles	5,323	2,812	11,546	7,452
Restructuring costs	197	543	410	2,410

Total operating expenses	126,896	89,433	468,129	339,592

Operating income	26,565	25,471	77,192	80,869
Interest income, net	3,859	7,022	18,646	21,164
Gain (loss) on strategic investments	—	176	(7,400)	176
Other income (expense), net	(389)	139	(738)	540

Income before provision from income taxes	30,035	32,808	87,700	102,749
Provision for income taxes	7,234	7,045	24,819	30,825

Net income	$22,801	$25,763	$62,881	$71,924

Basic net income per share	$0.25	$0.29	$0.69	$0.81

Diluted net income per share	$0.25	$0.28	$0.67	$0.80

Weighted average shares outstanding for basic net income per share	89,839	89,397	90,878	88,419

Weighted average shares outstanding for diluted net income per share	92,521	91,880	94,391	90,373

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2007			Twelve Months Ended December 31, 2007
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$228,129	$—	$228,129	$806,482	$—	$806,482
Service revenues	35,162	—	35,162	123,426	—	123,426

Total revenues	263,291	—	263,291	929,908	—	929,908

Cost of revenues:
Cost of product revenues	92,614	4,266 (a)	88,348	322,988	16,849 (c)	306,139
Cost of service revenues	17,216	927 (b)	16,289	61,599	3,360 (b)	58,239

Total cost of revenues	109,830	5,193	104,637	384,587	20,209	364,378

Gross profit	153,461	(5,193)	158,654	545,321	(20,209)	565,530

Operating expenses:
Sales and marketing	68,073	3,501 (b)	64,572	242,510	12,665 (b)	229,845
Research and development	36,072	3,448 (b)	32,624	139,011	12,482 (b)	126,529
General and administrative	16,113	2,769 (b)	13,344	60,994	10,478 (b)	50,516
Acquisition-related costs	1,118	1,118	—	4,258	4,258	—
Purchased in-process research and development	—	—	—	9,400	9,400	—
Amortization and impairment of purchased intangibles	5,323	5,323	—	11,546	11,546	—
Restructuring costs	197	197	—	410	410	—

Total operating expenses	126,896	16,356	110,540	468,129	61,239	406,890

Operating income	26,565	(21,549)	48,114	77,192	(81,448)	158,640
Interest income, net	3,859	—	3,859	18,646	—	18,646
Gain (loss) on strategic investments	—	—	—	(7,400)	(7,400)	—
Other income (expense), net	(389)	—	(389)	(738)	—	(738)

Income before provision from income taxes	30,035	(21,549)	51,584	87,700	(88,848)	176,548
Provision for income taxes	7,234	(5,810)	13,044	24,819	(22,849)	47,668

Net income	$22,801	$(15,739)	$38,540	$62,881	$(65,999)	$128,880

Basic net income per share	$0.25	$(0.18)	$0.43	$0.69	$(0.73)	$1.42

Diluted net income per share	$0.25	$(0.17)	$0.42	$0.67	$(0.70)	$1.37

Weighted average shares outstanding for basic net income per share	89,839		89,839	90,878		90,878

Weighted average shares outstanding for diluted net income per share	92,521		92,521	94,391		94,391

(a)	Excluded amount includes $3,343 related to the amortization of purchased intangibles for core and existing technologies, $733 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $190 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

(c)	Excluded amount includes $10,860 related to the amortization of purchased intangibles for core and existing technologies, $2,674 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period, $851 related to the effect of stock-based compensation on warranty expense rates and $2,464 related to purchase accounting adjustments made to inventory.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$164,784	$—	$164,784	$600,703	$—	$600,703
Service revenues	21,725	—	21,725	81,682	—	81,682

Total revenues	186,509	—	186,509	682,385	—	682,385

Cost of revenues:
Cost of product revenues	60,211	374 (a)	59,837	218,810	1,878 (c)	216,932
Cost of service revenues	11,394	421 (b)	10,973	43,114	1,734 (b)	41,380

Total cost of revenues	71,605	795	70,810	261,924	3,612	258,312

Gross profit	114,904	(795)	115,699	420,461	(3,612)	424,073

Operating expenses:
Sales and marketing	44,980	1,792 (b)	43,188	169,828	6,768 (b)	163,060
Research and development	29,357	1,772 (b)	27,585	114,331	7,311 (b)	107,020
General and administrative	11,717	1,430 (b)	10,287	45,410	6,001 (b)	39,409
Acquisition-related costs	24	24	—	161	161	—
Amortization and impairment of purchased intangibles	2,812	2,812	—	7,452	7,452	—
Restructuring costs	543	543	—	2,410	2,410	—

Total operating expenses	89,433	8,373	81,060	339,592	30,103	309,489

Operating income	25,471	(9,168)	34,639	80,869	(33,715)	114,584
Interest income, net	7,022	—	7,022	21,164	—	21,164
Gain (loss) on strategic investments	176	176	—	176	176	—
Other income (expense), net	139	—	139	540	—	540

Income before provision from income taxes	32,808	(8,992)	41,800	102,749	(33,539)	136,288
Provision for income taxes	7,045	(2,770)	9,815	30,825	(7,336)	38,161

Net income	$25,763	$(6,222)	$31,985	$71,924	$(26,203)	$98,127

Basic net income per share	$0.29	$(0.07)	$0.36	$0.81	$(0.30)	$1.11

Diluted net income per share	$0.28	$(0.07)	$0.35	$0.80	$(0.29)	$1.09

Weighted average shares outstanding for basic net income per share	89,397		89,397	88,419		88,419

Weighted average shares outstanding for diluted net income per share	91,880		91,880	90,373		90,373

(a)	Excluded amount includes $366 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $8 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

(c)	Excluded amount includes $1,474 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $404 related to the effect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$279,560	$316,368
Investments	62,663	157,345
Trade receivables, net	138,133	79,057
Inventories	71,106	48,029
Deferred taxes	43,295	22,459
Prepaid expenses and other current assets	23,104	16,719

Total current assets	617,861	639,977
Property and equipment, net	57,610	39,426
Long-term investments	32,340	102,133
Goodwill	495,943	356,755
Purchased intangibles, net	86,423	12,935
Deferred taxes	8,062	16,746
Other assets	14,687	22,043

Total assets	$1,312,926	$1,190,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$75,802	$53,602
Accrued payroll and related liabilities	29,518	22,182
Taxes payable	3,790	58,092
Deferred revenue	59,130	40,227
Other accrued liabilities	48,814	39,780

Total current liabilities	217,054	213,883
Non-current liabilities
Deferred revenue	27,853	20,798
Taxes payable	34,899	—
Deferred taxes	4,709	—
Other long-term liabilities	13,429	8,614

Total liabilities	297,944	243,295
Stockholders’ equity	1,014,982	946,720

Total liabilities and stockholders’ equity	$1,312,926	$1,190,015

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income	$62,881	$71,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,502	21,035
Amortization and impairment of purchased intangibles	22,389	7,452
Provision for doubtful accounts	370	120
Provision for excess and obsolete inventories	264	1,306
Non-cash stock-based compensation	41,659	23,288
Excess tax benefits from stock-based compensation	(15,505)	(10,246)
(Gain)/loss on strategic investments	7,400	(176)
Purchase of in-process research and development	9,400	—
Loss on disposals of property and equipment	175	116
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(41,689)	(9,774)
Inventories	(3,743)	(3,568)
Deferred taxes	6,893	9,264
Prepaid expenses and other assets	(5,719)	(4,783)
Accounts payable	12,716	6,720
Taxes payable	10,742	9,139
Other accrued liabilities	16,780	25,869

Net cash provided by operating activities	149,515	147,686

Cash flows from investing activities:
Purchase of property and equipment	(30,050)	(23,475)
Purchases of investments	(380,598)	(660,668)
Proceeds from sale and maturity of investments	544,113	669,812
Net cash paid in purchase acquisitions	(275,917)	(188)

Net cash used in investing activities	(142,452)	(14,519)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	66,474	87,304
Repurchase of common stock	(125,850)	(103,620)
Excess tax benefits from stock-based compensation	15,505	10,246

Net cash used in financing activities	(43,871)	(6,070)

Net increase (decrease) in cash and cash equivalents	(36,808)	127,097
Cash and cash equivalents, beginning of period	316,368	189,271

Cash and cash equivalents, end of period	$279,560	$316,368